                                                                 EXHIBIT 1.2

                           AMERICAN FAMILY HOLDINGS, INC.
                                $2,500,000 OF UNITS

                                 SELLING AGREEMENT

Dear Sir or Madam:

     American Family Holdings, Inc., a Delaware corporation (the "Corporation"), proposes to offer and sell to qualified investors, upon the terms and conditions set forth in the Prospectus, dated the date upon which the Corporation's Registration Statement (of which the Prospectus is a part) is declared effective by the Securities and Exchange Commission, and as the same may be amended or supplemented from time to time (the "Prospectus"), units, consisting of one share of Common Stock and a warrant to purchase one share of Common Stock ("Units") aggregating $2,500,000 sold as described in the Prospectus, at $20 per Unit.

     You are invited to participate on a nonexclusive basis in this public offering of Units and by your execution of the confirmation attached hereto, you agree to use your best efforts, consistent with the terms of this offering as set forth in the Prospectus, to find purchasers for the Units who are acceptable to the Corporation, in accordance with the following terms and conditions:

     1. PERSONS SOLICITED. You may only solicit the persons whose names and addresses are set forth on Exhibit A hereto. Subscriptions will not be accepted from any other persons.

     2. SOLICITATION AND SOLICITATION MATERIAL. Solicitation and other activities by you hereunder shall be undertaken only in accordance with applicable laws and regulations and the terms hereof. Accompanying this letter is a copy of the Prospectus which you may use to familiarize yourself with the terms of this offering. Additional copies of the Prospectus will be sent to you in reasonable quantities upon your request. No person is authorized to use any solicitation material other than that referred to in the Prospectus and no person is authorized to use any solicitation material in any state where such use is prohibited by law.

     3. MANNER OF MAKING OFFERS. Offers will be made only by delivery of a copy of the Prospectus to a prospective purchaser (an "Offeree"). Before you receive a Subscription Agreement from an Offeree you should verify that the Offeree has received, read and is familiar with the Prospectus.

     4. COMPENSATION. As compensation for services rendered in soliciting and obtaining purchasers of the Units, the Corporation has agreed to pay to you a commission equal to five percent. Such commissions will be evidenced by the appearance on the Subscription Agreements which have been accepted by the Corporation of the name of your firm as the Broker-Dealer having solicited such purchases. You agree that all funds received by you with respect to any Subscription Agreement shall be promptly transmitted, by the end of the next business day after receipt, to First Trust of California, N.A., Global Escrow Deposit Services, 550 South Hope Street, Suite 500, Los Angeles, California 90071, Attention: Brad E. Scarbrough. You will agree to instruct investors to make checks payable to "First Trust of California, N.A., as Escrow Agent for American Family Holdings, Inc. Unit Offering". Under no circumstances may you withhold any portion of the purchase price received from a purchaser of Units to be applied toward payment of your commission. It is expressly understood that any and all costs and other related matters which you incur other than those which the Corporation agrees in writing shall be reimbursed will be your sole responsibility. In the event that the Corporation decides in the future to provide compensation in the form of cash sales incentives, such payments would only be made pursuant to applicable regulatory requirements and approval; if such items were approved and instituted, your firm would be required to control the distribution of such items to persons associated with your firm and your firm would be required to reflect the value of such items on your books and records.



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     5.   CONDITIONS FOR PAYMENT OF SALES COMPENSATION.  All commissions and agreed reimbursements of expenses payable by the Corporation under Paragraph 4 above are subject to acceptance of the Subscription Agreement by the Corporation and the Corporation specifically reserves the right to reject any such Agreement. In the event that the Acquisition described in the Prospectus is not completed or if the transactions referred to herein and in the Prospectus are not consummated for any reason, all subscription payments shall be refunded to all investors and no commission will be due or payable to you. There is no minimum number of Units which must be sold. Commissions and agreed reimbursements of expenses to be paid to you pursuant to Paragraph 4 hereof shall be paid by the Corporation to the Broker-Dealer as shown on the Subscription Agreement within 15 days following the closing of the offering.

     6. UNAUTHORIZED INFORMATION AND REPRESENTATIONS. Neither you nor any other person is authorized by the Corporation or any other person to give any information or make any representations in connection with this Agreement or the offering of the Units other than those contained in the Prospectus furnished by the Corporation. You agree not to publish, circulate, or otherwise use any other advertisement or solicitation material under any circumstances.

     7. BLUE SKY QUALIFICATIONS. The Corporation assumes no obligation or responsibility with respect to the qualification of the Units or the right to solicit purchases of the Units under the laws of any state or other jurisdiction, but the Corporation will advise you in writing as to the states or other jurisdictions in which it is believed that solicitations of purchases of the Units may be made under the applicable blue sky or securities laws. Solicitations are to be made only by Broker-Dealers, agents and salesmen qualified to act as such for such purpose within the states or other jurisdictions in which they make such solicitations.

     8. GENERAL. You hereby represent that you are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and that you will continue such qualification during the term of this Agreement. Upon your acceptance of this Agreement and in your soliciting purchases of the Units, you agree to comply with any applicable requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the published rules and regulations thereunder, and the rules and regulations of all state securities authorities, as applicable. You agree to comply with the rules and regulations of the NASD including all applicable Conduct Rules. In reference to those Conduct Rules, you agree in recommending the purchase, sale or exchange of Units to a participant, you will have reasonable grounds to believe that the Corporation is suitable for the participant, and that, prior to participating in the sale of Units hereunder, you shall have reasonable grounds to believe that all material facts related to the offering are fully and accurately disclosed and provide a basis for evaluating the offering, and that prior to any purchase, you shall inform the prospective participant of all relevant facts relating to the liquidity and marketability of the Corporation. You agree that each Subscription Agreement will be executed by a principal of your firm. You acknowledge your obligation to assure the adequacy and accuracy of the material facts relating to, without limitation, items of compensation, physical properties, tax aspects, financial stability and expenses of the Corporation, the Corporation's conflict and risk factors, and appraisals and other pertinent reports.

     9. TERMINATION. This Agreement may be terminated by written or telegraphic notice to you from the Corporation and, in any case, will terminate at the close of business at the end of the 180th day following the date of the Prospectus (unless extended thereafter by the Corporation, provided that all compensation payable to you under the terms and conditions hereof shall be paid when due, although this Agreement shall have theretofore been terminated).

     10.  LIABILITY OF PARTICIPATING BROKER-DEALERS AND INDEMNIFICATION.
Nothing herein contained shall constitute Program and the Broker-Dealers, or any of them, an association, partnership, unincorporated business or other separate entity.

          (a) The Corporation agrees to indemnify and hold harmless you and each person who controls you within the meaning of the Securities Act of 1933, as amended (the "Act"), against any losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act or otherwise, insofar as

                                       2

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such losses, claims, damages or liabilities (or actions in respect thereto)
arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Prospectus, (B) in any state securities or "blue sky" application or other document executed by the Corporation specifically for that purpose or based upon written information furnished by the Corporation filed in any state or other jurisdiction in order to qualify any or all of the Units or perfect exemptions from qualification under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"); or (ii) the omission or alleged omission to state in the Prospectus or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that you shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and the position, if applicable, of any state securities regulatory authority in any jurisdiction in which Units were sold with respect to the issue of indemnification for securities law violations. The Corporation and the General Partner shall not incur the cost of that portion of any insurance, other than public liability insurance, which insures any party against any liability the indemnification of which is herein prohibited.

          (b) You agree to indemnify and hold harmless the Corporation, and its officers, directors and other controlling persons, against any losses, claims, damages or liabilities to which the Corporation or such General Partner may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in any communication between you, your representatives or agents and an investor, or (ii) the omission or alleged omission to state a material fact required to be stated in any communication between you, your representatives or agents and any investor, or necessary to make the statements to said investor not misleading.

          (c) Promptly after receipt by an indemnified party under this Paragraph 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereto is to be made against any indemnifying party under this Paragraph 10, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will relieve it from any liability under this Paragraph 10 as to the particular item for which indemnification is then being sought but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If any such indemnifying party elects to defend any such action, such indemnifying party shall not be liable to any such indemnified party on account of any settlement of such claim or action effected without the consent of such indemnifying party. Any indemnified party may, at its own cost and expense, participate at any time in any claim or action covered by this Paragraph 10.

          (d) You agree that you will perform appropriate due diligence in respect to the offering, and that you will not rely on any due diligence performed by ___________________________ in its capacity as wholesaler of the Units.

     11. MISCELLANEOUS. You shall retain on behalf of the Corporation, in your files, for a period of at least four years, information which will establish that each purchaser of Units meets the applicable suitability standards set forth in the Prospectus.

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          In the event that any dispute arises between you and the Corporation out of or by any reason of this Agreement, then and in that event such parties do hereby agree that said dispute shall be arbitrated in accordance with the then existing rules of the American Arbitration Association in Orange County, California, and that any award rendered thereunder, including attorneys' fees and costs to the prevailing party, may be entered in any court of competent jurisdiction, state or federal, including attorneys' fees and costs to prevailing party.

     This Agreement constitutes the entire agreement between you and the Corporation and any change, amendment or alteration to this Agreement shall be ineffective unless reduced to writing and executed by both parties. This Agreement shall be governed by California law without giving effect to conflicts of law or choice of law provisions. Each party agrees to perform any further acts and execute and deliver any other documents which may reasonably be necessary to carry out the terms of this Agreement.

     It is expressly understood that no representations have been made in connection with this Agreement other than as herein set forth, except those representations contained in the Prospectus or the Sales Literature provided to you.

                                                Very truly yours,

                                                AMERICAN FAMILY HOLDINGS, INC.,
                                                a Delaware corporation



                                                 By
                                                    --------------------------
                                                    David G. Lasker, President

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AMERICAN FAMILY HOLDINGS, INC.
4220 Von Karman, Suite 110, Newport Beach, California 92660

Dear Sir or Madam:

We hereby confirm our acceptance of the terms and conditions of the foregoing Selling Agreement. We hereby acknowledge receipt of the Prospectus referred to in the foregoing Agreement and confirm that in executing this confirmation we have relied upon such Prospectus and upon no other representations whatsoever, written or oral. We confirm that we are members in good standing of the National Association of Securities Dealers, Inc. and that we will comply with the Conduct Rules of that association, and we are qualified to act as a securities broker-dealer in all states or jurisdictions in which we intend to solicit purchasers of Units, as indicated below.

/ /  Alabama                  / /  Illinois       / /  Montana             / /  Puerto Rico
/ /  Alaska                   / /  Indiana        / /  Nebraska            / /  Rhode Island
/ /  Arizona                  / /  Iowa           / /  Nevada              / /  South Carolina
/ /  Arkansas                 / /  Kansas         / /  New Hampshire       / /  South Dakota
/ /  California               / /  Kentucky       / /  New Jersey          / /  Tennessee
/ /  Colorado                 / /  Louisiana      / /  New Mexico          / /  Texas
/ /  Connecticut              / /  Maine          / /  New York            / /  Utah
/ /  Delaware                 / /  Maryland       / /  North Carolina      / /  Vermont
/ /  District of Columbia     / /  Massachusetts  / /  North Dakota        / /  Virginia
/ /  Florida                  / /  Michigan       / /  Ohio                / /  Washington
/ /  Georgia                  / /  Minnesota      / /  Oklahoma            / /  West Virginia
/ /  Hawaii                   / /  Mississippi    / /  Oregon              / /  Wisconsin
/ /  Idaho                    / /  Missouri       / /  Pennsylvania        / /  Wyoming


                                       OR
                     / /  All jurisdictions in the United States
                                       OR
                  / /  All jurisdictions in the United States except

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         (The foregoing does not indicate Blue Sky status of the Offering)

----------------------------------           -----------------------------------
             Broker-Dealer Name                              Date

----------------------------------           -----------------------------------
        By: (Authorized Signature:
     President, Partner or Proprietor)               (Main Office Address)

----------------------------------           -----------------------------------
          (Print or Type Name)                         (City and State)

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          (Print or Type Title)                       (Telephone Number)